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                                                                   EXHIBIT 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of CyberGuard Corporation on Form S-3 of our report dated February 13, 1998, for the Audited Financial Statements of ARCA Systems, Inc. for the year ended December 31, 1997, appearing in the Current Report on Form 8-K of CyberGuard Corporation, dated June 17, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



TOBKIN, CHIANG & HAMMON, certified public accountants



San Jose, California
July 7, 1998